UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007 (June 18, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 18, 2007, Transmeridian Exploration Incorporated (the “Company”) entered into a Commitment Letter, dated as of June 18, 2007 (the “Commitment Letter”), with the several investors party thereto (the “Investors”), pursuant to which the Investors committed to purchase from the Company 400,000 shares of the Company’s 20% Junior Redeemable Convertible Preferred Stock (the “Preferred Stock”) at a purchase price (equal to the liquidation preference of the Preferred Stock) of $100 per share.

Pursuant to the Commitment Letter, 100,000 shares of the Preferred Stock were sold to the Investors effective as of June 18, 2007, and the proceeds with respect to the sale of such shares (net of offering expenses) were paid to the Company. Also pursuant to the Commitment Letter, the Company shall have the right, no earlier than June 25, 2007, to draw down the remaining commitments of the Investors and sell the remaining 300,000 shares of the Preferred Stock to the Investors, provided certain specified conditions are satisfied, including (i) a customary “no material adverse effect” condition with respect to the Company’s business, assets and financial condition, (ii) the filing of preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) with respect to the solicitation of proxies for a meeting of the Company’s stockholders to be held for the purpose of voting on a proposal to approve, pursuant to the rules of the American Stock Exchange, the issuance of shares of common stock in excess of 19.99% of the shares of the Company’s common stock outstanding as of the date of the Commitment Letter upon conversion or redemption of, or in payment of dividends on, the Preferred Stock (such proposal, the “AMEX Stockholder Proposal”), and (iii) the execution and delivery of an escrow agreement between the Company, the Investors and an escrow agent (the “Escrow Agreement”).

As contemplated by the Commitment Letter, 200,000 of the 300,000 shares of the Preferred Stock to be sold pursuant to the drawdown of the Investors’ remaining commitments, and the proceeds in respect of the sale of such shares, will be placed in an escrow account pursuant to the Escrow Agreement. The Escrow Agreement will provide that such shares and proceeds will be released from escrow and delivered by the escrow agent to the Investors and the Company, respectively, upon (i) the Company’s receipt of written consents or proxies from holders of its Common Stock evidencing stockholder approval of the AMEX Stockholder Proposal, (ii) the Company’s filing with the SEC of a preliminary information statement or definitive proxy statement with respect to such stockholder approval and (iii) the Company’s delivery of a written certification that such conditions have been satisfied. If the Company fails to satisfy any of these three conditions within 60 days from the date of the Commitment Letter, the Escrow Agreement will terminate and the escrow agent will be obligated to return the escrowed shares of the Preferred Stock and escrowed sales proceeds to the Company and the Investors, respectively.

The Commitment Letter contains customary representations and warranties on the part of the Company and the Investors and customary indemnification provisions. The Commitment Letter also contains the agreement of the Company to cause the composition of the Company’s Board of Directors to be modified in accordance with the board representation rights granted to the holders of the Preferred Stock pursuant to the Certificate of Designations, dated June 18, 2007, governing the Preferred Stock.

In connection with the Commitment Letter, the Company executed a Fee Letter, dated as of June 18, 2007, with the Investors pursuant to which the Company agreed to pay a cash arrangement fee equal to 10% of each Investor’s commitment and a cash commitment fee equal to 25% of each commitment. The arrangement fees were fully earned upon the execution of the Commitment Letter, and the commitment fees are earned at the time the Investor funds its commitment. However, these fees are not due and payable until the earlier of (i) the occurrence of a change of control with respect to the Company and (ii) June 18, 2008; provided, however, that if the fees become due and payable on June 18, 2008 in the absence of a change of control transaction, the Company may elect to satisfy its payment obligations by delivery of shares of its common stock valued at 97% of the stock’s market value at such time. In addition, if a change of control with respect to the Company has not occurred by December 31, 2007, the fee balances are increased, until paid, at the rate of 10% per annum.

Item 7.01 Regulation FD Disclosure.

In two separate comment letters, the staff of the SEC provided legal, accounting and engineering comments relating to the Company’s Registration Statement on Form S-3, File No. 333-141610, originally filed with the SEC on March 28, 2007 (the “S-3”), and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, originally filed with the SEC on March 16, 2007 (the “10-K”). The legal and accounting comments of the SEC staff include comments with respect to (i) the presentation of the pre-tax “PV-10” of the Company’s proved reserves and the related reconciliation to, and presentation of, the GAAP standardized measure of discounted future net cash flows, (ii) the Company’s supplemental unaudited oil and gas disclosures and (iii) the Company’s condensed consolidating financial information furnished pursuant to Regulation S-X. The SEC staff’s engineering comments include comments requesting (a) supporting documentation and information with regard to the Company’s reserve report and the Company’s historical and forecast production, and plans therefor, (b) clarifying disclosure with respect to the Company’s downward reserve revision in 2006, (c) explanation of the recovery factor data underlying the Company’s reserves disclosures and (d) explanation of the basis for the Company’s classification of certain of its reserves. The Company can give no assurance that the resolution of the SEC staff’s comments will not result in writedowns of the Company’s oil and gas reserves or other material changes to the disclosures in the 10-K or the Company’s consolidated financial statements for any period. Moreover, the Company cannot provide an estimated date of resolution of such comments. The Company intends to file an amended 10-K and an amended S-3 in response to the SEC’s comments.

The press release of the Company, dated June 18, 2007, announcing that it has obtained definitive commitments from institutional investors to subscribe for a private placement of 400,000 shares of the Preferred Stock, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the press release of the Company, dated June 18, 2007, announcing that the Company is continuing with its previously announced plan to obtain proposals for the acquisition of the Company or its South Alibek Field, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information set forth under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto and the information set forth therein) is being furnished only for informational purposes and for purposes of compliance with Regulation FD, and is not intended to, and shall not be deemed to, constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company in any jurisdiction. The information set forth under this Item 7.01, as well as Exhibits 99.1 and 99.2 hereto and the information set forth therein, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as may be set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that it has obtained definitive commitments from institutional investors to subscribe for a private placement of 400,000 shares of the company’s 20% Junior Redeemable Convertible Preferred Stock

99.2	Press release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that the company is continuing with its previously announced plan to obtain proposals for the acquisition of the company or its South Alibek Field

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 18, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that it has obtained definitive commitments from institutional investors to subscribe for a private placement of 400,000 shares of the company’s 20% Junior Redeemable Convertible Preferred Stock

99.2	Press release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that the company is continuing with its previously announced plan to obtain proposals for the acquisition of the company or its South Alibek Field